IRREVOCABLE PROXY

The undersigned, a shareholder of Gilat Satellite Networks Ltd., C.N. 52-003893-6 (the “Company”), hereby (to the fullest extent permitted by law) appoints York Capital Management of 390 Park Avenue, New York, NY 10022, United States (“Proxy Agent”), as the sole and exclusive proxy agent of the undersigned, to vote and exercise all voting rights with respect to 2,052,428 Ordinary Shares of the Company par value NIS0.2 each (“Ordinary Shares”) held and owned by the undersigned (collectively, the “Proxy Shares”), such that, subject to the terms and conditions hereof, the Proxy Agent is hereby authorized and empowered by the undersigned, at any time prior to the termination of this Proxy, to act as the undersigned’s proxy for the purpose of voting the Proxy Shares, and to exercise all voting rights of the undersigned with respect thereto (including, without limitation, to the extent permitted by applicable law, the power to execute and deliver written consents), at any annual or special general meeting of the shareholders of the Company and/or in any adjournments thereof, and to the extent permitted by applicable law, in every written consent made in lieu of such meetings.

Subject to the following terms and conditions, this Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted in consideration of the entrance by the Proxy Agent into the Loan Assignment Agreement dated June 23, 2005, between the undersigned and the Proxy Agent (which together with the Share Option Agreement attached as a Schedule 2.4(b) thereto shall be collectively referred to as the “Agreement”).

The Proxy shall be subject to the following terms and conditions:

1.	The Proxy shall at any time cover only such portion of the Proxy Shares not sold by the Bank, such that in case any portion of the Proxy Shares is sold, then the Proxy shall terminate ipso facto with respect to the Ordinary Shares so sold. The undersigned will notify the Proxy Agent within two business days following the sale of any of the Proxy Shares.

2.	The Proxy Agent may not substitute, grant, assign or transfer this proxy or any rights hereunder (hereinafter “Disposition”) to any unrelated third party, absent the undersigned’s prior written approval. Disposition to any affiliate of Proxy Agent shall be subject to the undersigned’s reasonable acceptance of such affiliate.

3.	The Proxy Agent hereby acknowledges and agrees that the undersigned may not hold, nor be deemed to be a joint holder or beneficial owner of, Ordinary Shares in the Company constituting 20% or more of the Company on an outstanding basis. Therefore, Proxy Agent hereby undertakes that for as long as this Proxy is in effect and the aforementioned limitation applies to the undersigned, the Proxy Agent shall promptly notify the undersigned of any increase in its holdings of Ordinary Shares in the Company (whether by the purchase of additional Ordinary Shares, by converting some or all of its interests under the Loan Documents into Ordinary Shares, or otherwise) which increases the total shares held by the Proxy Agent, when added to the Proxy Shares, to 20% or more of the outstanding Ordinary Shares of the Company or voting power thereof. Upon such increase in Proxy Agent’s holdings in the Company, this Proxy shall ipso facto terminate with respect to the required portion of (and if applicable, all of) the Proxy Shares to the extent necessary so that the undersigned shall not be at any time in breach of the foregoing.

4.	In addition to the provisions of Section 3 above, this proxy shall terminate and be of no force and effect immediately upon any of the following to occur:
(a)	Upon any Disposition made not in accordance with Section 2 above;
(b)	Upon sale by the undersigned of all of the Proxy Shares;
(c)	Upon the lapse of two years from the date hereof;
(d)	Upon the commitment by Proxy Agent of any default under the Agreement which was not rectified within 10 days from the issuance by the undersigned of a written notice to Proxy Agent with respect thereto.

The undersigned hereby confirms that no prior proxies were given with respect to the Proxy Shares and that no proxies will be given by the undersigned with respect to the Proxy Shares save for this proxy.

Dated: __________, 2005

In witness hereof the undersigned has granted this Proxy on the date first written above:

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Bank Hapoalim B.M.

AGREED AND ACKNOWLEDGED

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York Capital Management